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                                                                    EXHIBIT 23.2


     We hereby consent to the use in the Registration Statement of Moovies, Inc. on Form S-1, dated June 27, 1996, of our report dated December 21, 1994 relating to the statements of income and cash flows of Move America, Incorporated, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                         MCGLADREY & PULLEN, LLP


Des Moines, Iowa
June 27, 1996

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